UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
Globa Terra Acquisition Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Globa Terra Acquisition Corporation Announces Adjournment of Extraordinary General Meeting of Shareholders

•	Extraordinary General Meeting of Shareholders of Globa Terra Acquisition Corporation to be reconvened on November 9, 2026 at 5:00 PM ET
•	Globa Terra Acquisition Corporation shareholders now have until 5:00 PM ET on November 9, 2026 to vote
•	Your Vote is Important! If you need assistance with voting your ordinary shares, please contact Alliance Advisors, LLC at (973) 873-7752 or by email at GlobaTerra@allianceadvisors.com

Miami, Florida – November 9, 2026 – Globa Terra Acquisition Corporation (“Globa Terra”, “our” or the “Company”) (Nasdaq: GTER), a blank check company incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), today announced that, due to the insufficient votes received for the proposal to extend the date by which the Company must consummate a Business Combination (the “Extension Proposal”), the Extraordinary General Meeting of Shareholders of the Company (the “Meeting”) scheduled for November 9, 2026 at 10:00 a.m. ET at the offices of Paul Hastings LLP, located at 200 Park Avenue, New York, NY 10166, was convened and then adjourned. The Meeting has been adjourned until November 9, 2026 at 5:00 PM ET and will be held at the same place, allowing shareholders of the Company additional time to vote.
During the period of the adjournment, the Company will continue to solicit votes from its shareholders with respect to the Extension Proposal set forth in Globa Terra’s definitive proxy statement dated October 26, 2026 (the “Proxy Statement”). All shareholders who have not voted their shares that are entitled to vote at the Meeting are encouraged to do so as soon as possible. Shareholders of record as of the close of business on October 12, 2026, are eligible to vote at the adjourned Meeting.

Your Vote is Important – Vote Today!
Even if you plan to attend the Meeting, you are encouraged to vote in advance of the adjourned Meeting by contacting Alliance Advisors, LLC at (973) 873-7752 or by email at GlobaTerra@allianceadvisors.com, and as soon as possible to ensure your vote is submitted.

Greater details and rationale for the Extension Proposal can be found in Globa Terra’s Proxy Statement that was mailed or made available to shareholders and filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2026. Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the adjourned Meeting unless properly revoked.
Shareholder Questions
If you have questions or need more information about the adjourned Meeting, please contact Alliance Advisors, LLC at (973) 873-7752 or by email at GlobaTerra@allianceadvisors.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including with respect to the adjourned Meeting. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for fiscal year 2025 and subsequent Quarterly Reports on Form 10-Q. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Contact:
Globa Terra Acquisition Corporation
Agustin Tristan Aldave
Chief Executive Officer
Phone: + 52 (556) 698 9326
Email: agustin.tristan@globaterra.com

Edward Preble
Head of Investor Relations
Phone: +1 (904) 583 7145
Email: edward.preble@globaterra.com
Website: www.globaterra.com